SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2002

STATION CASINOS, INC
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21640 (Commission File Number)	88-0136443 (I.R.S. Employer Identification No.)
2411 West Sahara Avenue, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 367-2411

N/A
(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
(a)	Dismissal of previous independent accountants
(i)
On May 22, 2002, Station Casinos, Inc. ("Station") dismissed Arthur Andersen LLP, ("Andersen") as its independent public accountants. Station's Audit Committee and Board of Directors participated in and approved the decision to dismiss Andersen.
(ii)
The reports of Andersen on the financial statements of Station for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
(iii)
During the two most recent fiscal years and through May 22, 2002, there have been no disagreements between Station and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in its report on Station's financial statements for such periods.
	(iv)	During the two most recent fiscal years and through May 22, 2002, there have been no reportable events (as defined in Item 304(a) (1) (v) of Regulation S-K).
(v)
At the request of Station, Andersen furnished a letter addressed to the SEC stating that it agrees with the above statements. A copy of such letter, dated May 22, 2002, is filed as Exhibit 16 to this Form 8-K.
(b)	Engagement of new independent accountants.
(i)
Station engaged Deloitte & Touche LLP as its new independent accountants as of May 22, 2002. During the two most recent fiscal years and through May 22, 2002, Station has not consulted with Deloitte & Touche LLP regarding the matters described in, and required to be disclosed pursuant to, Item 304 (a) (2) (i) or Item 304 (a) (2) (ii) of Regulation S-K.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBIT S
(c)	Exhibits
16 (1) Arthur Andersen LLP Letter Dated May 22, 2002

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.
Date: March 22, 2002	By:	/s/ GLENN C. CHRISTENSON Glenn C. Christenson Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer